EXHIBIT 99.1

Worthington Names Rose President and Gilmore Chief Operating Officer

COLUMBUS, Ohio, Aug. 22, 2018 (GLOBE NEWSWIRE) -- Worthington Industries (NYSE: WOR) announced today that Mark Russell, president and COO is retiring.  Andy Rose has been named president and will continue as chief financial officer (CFO).  Geoff Gilmore has been named vice president and chief operating officer (COO) of Worthington Industries and will also continue to lead the Pressure Cylinders business.

“Andy will do an excellent job as president. He has a deep understanding of our Company and our Philosophy.  He has been an influential leader in our successful rise out of the Great Recession,” said Chairman & CEO John McConnell.  “Geoff is well prepared to take on his new role. He excelled in making improvements to enhance performance as the leader of our Steel Processing business and brought this discipline to Pressure Cylinders, instilling Lean principles and driving growth.”

“I am excited that these changes will serve to invigorate the organization as we refresh our view of the Company’s current state and its future direction. I am very appreciative of the leadership and commitment Mark gave to Worthington over the past 11 years.  He has been instrumental in improving our Company.  I wish him and his family the very best in their next chapter.”

Rose, 48, joined Worthington Industries in December 2008 as vice president and chief financial officer. In 2014, he was promoted to executive vice president in recognition of his expanding leadership role.  Before joining Worthington, Rose was a senior investment professional at MCG Capital Corporation, a publically traded company specializing in debt and equity investments in middle market companies. From 2002 to 2007, he was a founding partner at Peachtree Equity Partners, L.P., a private equity firm backed by Goldman Sachs.

Gilmore, 46, was named president of Pressure Cylinders in May 2016 and served as president of Steel Processing from 2012 to 2016.  He has been with the Company since 1998 in Steel sales, as a general manager at the Company’s Delta, Ohio steel facility, and as head of purchasing for Worthington Industries.

Russell, 55, was named president and COO of Worthington Industries in August 2012. He joined Worthington in February 2007 leading the Company’s Steel Processing business as president.

About Worthington Industries
Worthington Industries is a leading global diversified metals manufacturing company with 2018 fiscal year net sales of $3.6 billion.  Headquartered in Columbus, Ohio, Worthington is North America’s premier value-added steel processor providing customers with wide ranging capabilities, products and services for a variety of markets including automotive, construction and agriculture; a global leader in manufacturing pressure cylinders for propane, refrigerant and industrial gasses and cryogenic applications, water well tanks for commercial and residential uses, CNG and LNG storage, transportation and alternative fuel tanks, oil & gas equipment, and consumer products for camping, grilling, hand torch solutions and helium balloon kits; and a manufacturer of operator cabs for heavy mobile industrial equipment; laser welded blanks for light weighting applications; automotive racking solutions; and through joint ventures, complete ceiling grid solutions; automotive tooling and stampings; and steel framing for commercial construction.  Worthington employs approximately 12,000 people and operates 84 facilities in 11 countries.

Safe Harbor Statement
The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act").  Statements by the company which are not historical information constitute "forward looking statements" within the meaning of the Act.  All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected.  Factors that could cause actual results to differ materially include risks described from time to time in the company's filings with the Securities and Exchange Commission.

Contacts:
CATHY M. LYTTLE
VP, CORPORATE COMMUNICATIONS
AND INVESTOR RELATIONS
614.438.3077 | cathy.lyttle@WorthingtonIndustries.com

SONYA L. HIGGINBOTHAM
DIRECTOR, CORPORATE COMMUNICATIONS
614.438.7391 | sonya.higginbotham@worthingtonindustries.com

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085
WorthingtonIndustries.com